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                                                                   EXHIBIT 10.12

                     FIRST AMENDMENT TO CONSULTING AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING AGREEMENT ("Amendment"), effective as of the 15 day of November, 2002, is by and between U.S. Physical Therapy, Inc. ("Company"), a Nevada corporation, and J. Livingston Kosberg
("Consultant").

         1. Consultant and Company are parties to a Consulting Agreement dated as of March 1, 2001. Consultant and Company agree to amend the Consulting Agreement as provided herein.

         2. The rate of compensation set forth in Section 3 of the Consulting Agreement shall be changed from Ninety-Five Thousand Dollars ($95,000.00) to Eighty-Seven Thousand and Eight Hundred Dollars ($87,800.00) per year.

         3. The last sentence of Section 4 is amended to extend the date until which Consultant is entitled to receive health insurance benefits from Company and add new provisions concerning the type of health insurance coverage that must be provided to the Consultant. The new sentence shall read as follows: "The health insurance to be provided by the Company pursuant to this Agreement (to the extent it is reasonably available on commercial terms) shall be pursuant to a "preferred provider plan"; it shall be primary coverage for the insured and not secondary to any other health insurance coverage (including Medicare or similar coverage); and such insurance shall be equal to or better than that provided to the senior management of the Company and its successors. After the expiration of the term of this Agreement, at Consultant's request and at his cost and expense, the Company shall make available to the Consultant, to the extent it is reasonably available on commercial terms, the above-described health insurance coverage to Consultant and his family as required by this
Section 4 until the earlier of (i) the date of Consultant's 75th birthday, or
(ii) the date on which there are no longer any persons surviving who are entitled to such coverage hereunder regardless of the termination of this Agreement for any cause. Notwithstanding any other provision to the contrary, the expense of providing such insurance, which is defined as the expense that the company records on its books for any employee or family member, as the case may be, before any payroll deductions, after the term hereof, shall be paid for by the Consultant, who shall be billed for such costs (without markup) and shall pay for same within thirty (30) days of receipt of an invoice therefore."

         4. Section 11(h) is amended to add Company's obligations in Section 4 to the survival clause. This Section 11(h) will now read as follows: "No termination of this Agreement or of Consultant's work hereunder, for whatever reason, shall relieve Consultant of or release Consultant from the obligations set forth in Sections 4, 8, 9 and 10 of this Agreement, which shall survive such termination. No termination of this Agreement, except for a voluntary termination by Consultant (not by reason of Disability or death) or the termination of Consultant for cause, shall relieve Company of or release Company from the obligations set forth in Section 4 of this Agreement, which shall survive such termination."

         This Amendment is effective only for the specific purposes set forth herein, and except as modified by this Amendment, the Consulting Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

                                           U.S. PHYSICAL THERAPY, INC.

                                           By: /s/ Roy Spradlin
                                               ---------------------------------

                                           Roy Spradlin
                                           President and Chief Executive Officer


                                           CONSULTANT

                                           /s/ J. Livingston Kosberg
                                           -------------------------------------
                                           J. Livingston Kosberg